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                                                                     Exhibit 8.1






                   [Letterhead of Morgan, Lewis & Bockius LLP]

May 30, 2000

Union Pacific Resources Group Inc.
UPR Plaza, 777 Main Street
Fort Worth, TX 76102

Re: Certain Federal Income Tax Consequences of the Merger of Dakota Merger Corp and Union Pacific Resources Group Inc.
         ----------------------------------------------------------------------

Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Merger dated as of April 2, 2000 (the "Agreement"), among Anadarko Petroleum Corporation, a Delaware corporation ("Parent"), Dakota Merger Corp., a Utah corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Union Pacific Resources Group Inc., a Utah corporation (the "Company"), Merger Sub will merge with and into the Company (the "Merger"). Capitalized terms not otherwise defined in this opinion have the meanings ascribed to such terms in the Agreement or the other documents referred to in the Agreement.

We have acted as legal counsel to the Company in connection with the Merger and you have requested our opinion regarding certain federal income tax consequences of the Merger. Our opinion addresses only holders of shares of common stock of Company ("Company Common Stock") who hold their Company Common Stock as capital assets (the "Shareholders") and does not address all aspects of federal income taxation that may be important to such holders in light of their particular circumstances. Further, our opinion does not address all aspects of federal income taxation that may be applicable to certain holders subject to special rules, such as: (i) holders who are not United States persons; (ii) financial institutions; (iii) tax-exempt organizations; (iv) insurance companies; (v) dealers or brokers in securities; (vi) holders who held their Company Common Stock as part of a hedge, appreciated financial position, straddle, or conversion transaction; or (vii) holders who acquired their Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

         1.       The Agreement;

         2. Certificates of officers of Parent, Merger Sub, and Company, respectively (the "Officers' Certificates"); and

         3. Such other instruments and documents and corporate records as we have deemed
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Union Pacific Resources Group Inc.
May 30, 2000
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necessary or appropriate.

In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement, (ii) representations made to us by Parent, Merger Sub, and the Company in their Officers' Certificates dated today and provided to us for the purpose of issuing this opinion are accurate and complete and will be accurate and complete as of the date the Merger is effected, (iii) original documents (including signatures) are authentic, (iv) documents the Company submitted to us as copies conform to the original documents, (v) there has been due execution and delivery of all documents (or will have been as of the date the Merger is effected) where due execution and delivery are prerequisites to the effectiveness of those documents, (vi) the Merger will be reported by Parent and Company on their respective federal income tax returns in a matter consistent with the opinion set forth below, (vii) any representation or statement made in any of the documents referred to herein "to the best of knowledge" of any person or party or similarly qualified is correct without such qualification, and (viii) the Merger will be effective under the laws of the State of Utah.


                                    OPINIONS


Based upon the foregoing, it is our opinion that for federal income tax purposes:

         (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         (ii) the Company, Merger Sub, and Parent will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

         (iii) no gain or loss will be recognized by Parent, Merger Sub, or the Company as a result of the Merger;

         (iv) no gain or loss will be recognized by the Shareholders upon the exchange of their Company Common Stock solely for shares of common stock of Parent ("Parent Common Stock") pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

         (v) the aggregate tax basis of the shares of Parent Common Stock received by a Shareholder solely in exchange for Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Stock exchanged therefor;
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Union Pacific Resources Group Inc.
May 30, 2000
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         (vi) the holding period of shares of Parent Common Stock received by a
Shareholder solely in exchange for Company Common Stock pursuant to the Merger will include the period during which such Company Common Stock was held by the Shareholder, provided that such Company Common Stock was held as a capital asset by such Shareholder as of the date on which the Merger is effected; and

         (vii) a Shareholder who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such Shareholder's tax basis in such fractional share (determined under (v) above) and the amount of cash received for such fractional share.


                                      * * *


This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, the classification of Parent, Company, and Merger Sub as parties thereto, and the tax treatment of Parent, Company, Merger Sub, and the Shareholders as a result thereof. This opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate through the Effective Time and at all relevant times thereafter. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Our opinions set forth herein are based upon existing law, regulations, administrative pronouncements and judicial decisions, all as in effect as of today's date. Furthermore, the authorities upon which we rely are subject to change either prospectively or retroactively, and any change in such authorities or variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein.
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Union Pacific Resources Group Inc.
May 30, 2000
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We hereby consent to the filing of this opinion with the Securities and
Exchange Commission (the "SEC") as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement. By giving such consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP